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                                                                    EXHIBIT 99.3

                           COMPCORE MULTIMEDIA, INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 27, 1996

                      SOLICITED BY THE BOARD OF DIRECTORS


    The undersigned hereby appoints George T. Haber and Sorin C. Cismas, and each of them, with full power of substitution, to represent the undersigned and to vote all of the shares of stock in CompCore Multimedia, Inc., a California corporation (the "Company"), which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of Cooley Godward LLP, Five Palo Alto Square, 3000 El Camino Real, Palo Alto, California on December 27, 1996, commencing at 11:00 a.m., Pacific Time, and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposals listed on the reverse side and as more particularly described in the Joint Proxy Statement/Prospectus of the Company dated December 5, 1996, receipt of which is hereby acknowledged, and (2) in their discretion upon such other matters as may properly came before the meeting.



    THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR THE PROPOSAL.


                                                             SEE REVERSE
         CONTINUED AND TO BE SIGNED ON REVERSE SIDE              SIDE

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/X/  Please mark
     votes as in
     this example.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE MEETING.

    A vote FOR the following proposal is recommended by the Board of Directors:


    To (i) approve and adopt the Amended and Restated Agreement and Plan of Reorganization dated as of November 27, 1996 by and among Zoran Corporation, a Delaware corporation ("Zoran"), See Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of Zoran ("Sub"), and CompCore Multimedia, Inc., a California corporation ("CompCore"), pursuant to which, among other things, (a) Sub will be merged with and into CompCore, which will be the surviving corporation and will become a wholly-owned subsidiary of Zoran (the "Merger"), and (b) each outstanding share of common stock of CompCore, no par value, will be converted into the right to receive 0.6408 of a share of Common Stock, par value $.001 per share, of Zoran, and (ii) approve the Merger.



            / /  FOR            / /  AGAINST            / /  ABSTAIN


                                         MARK HERE  / / MARK HERE IF / /
                                        FOR ADDRESS    YOU PLAN TO
                                         CHANGE AND     ATTEND THE
                                        NOTE AT LEFT     MEETING

PLEASE SIGN HERE. If shares of        Signature:               Date:
stock are held jointly, both or all   -----------------------  ---------------
of such persons should sign.          Signature:               Date:
Corporate or partnership proxies      -----------------------  ---------------
should be signed in full corporate
or partnership name by an
authorized person. Persons signing
in a fiduciary capacity should
indicate their full titles in such
capacity.